                                                                                                                    Commission File No._____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form SB-2

Registration Statement Under the

Securities Act of 1933

Z Yachts, Inc. (Exact Name of Small Business Issuer as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5551 (Primary Standard Industrial Classification Code Number)	20-2725030 (IRS Employer Identification No.)

3598 Old Milton Pkwy Alpharetta, GA 30005 (877) 885-1650 (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Gina Weller Chief Financial Officer 3598 Old Milton Pkwy Alpharetta, GA 30005 (877) 885-1650 (Name , Address and Telephone Number of Agent For Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [   ] _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ] _______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ] _______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value per share	750,000	$1.50	$1,125,000	$132.41

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PART I - INFORMATION REQUIRED

IN PROSPECTUS

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus

Z YACHTS, INC.

750,000 Shares of Common Stock, $.001 par value per share

Offering Price of $1.50 per Share

We are offering up to 750,000 shares of our Common Stock, $.001 par value per share, in a best efforts, direct public offering without the involvement of underwriters for $1.50 per share.  This offering may continue for a period of two years from the date of this prospectus or until all of the shares have been sold, and may be terminated at any time by us prior to sale of all shares.  A minimum investment of $2,500 is required.

We will receive all proceeds from the sale of the shares.  Such proceeds will be immediately available to us and there is no arrangement for an escrow, trust or similar account pending the sale of a minimum number of shares.  This offering will be made through our officers and directors, who will not receive additional compensation related to the offering.  We have agreed to pay all the costs of this offering.

There is no market for shares of our stock prior to this offering.  Our Common Stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  We intend to apply for a trading symbol and to seek a market maker that will apply for admission of our stock to trade on the OTC Bulletin Board.  However, there is no guarantee that our securities will ever trade on any exchange or be quoted on the OTC Bulletin Board.

THIS OFFERING IS HIGHLY SPECULATIVE.  THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  SEE PAGE 2 FOR CERTAIN "RISK FACTORS" THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to Public	Underwriter Discounts and Commissions	Proceeds to Company
Per Share	$1.50	-0-	$1.50
Total	$1,125,000	-0-	$1,125,000

The date of this prospectus is _________________, 2005.

TABLE OF CONTENTS

PAGE

Summary Information and Risk Factors

            1

Use of Proceeds

            5

Determination of Offering Price

            5

Dilution

            5

Plan of Distribution

            6

Directors, Executive Officers, Promoters, and Control Persons

            7

Security Ownership of Certain Beneficial Owners and Management

            7

Description of Securities

            9

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

            10

Description of Business

            10

Management's Discussion and Analysis of Financial Condition and Results of Operations                                                                                                                                                               16

Description of Property

            18

Certain Relationships and Related Transactions

            19

Market for Common Equity and Related Stockholder Matters

            19

Executive Compensation

            21

Interest of Named Experts

            22

Financial Statements

            22

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors and matters described in this prospectus generally.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

SUMMARY INFORMATION AND RISK FACTORS

The prospectus summary contains a summary of all material terms of the prospectus.  You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, before making an investment decision.

Organization

Z Yachts, Inc. is the successor of a limited liability company founded in December 2002 in the state of Florida.  Our corporate offices are maintained at 3598 Old Milton Pkwy, Alpharetta, GA 30005 and 638 Main St, Lake Geneva, WI 53147.

The Offering

Securities Offered	750,000 shares of Common Stock, $.001 par value per share

Shares of Common Stock Outstanding Before Offering	19,120,928

Shares of Common Stock Outstanding After Offering (assuming sale of all shares offered)	19,870,928

Use of Proceeds	General corporate purposes, advertising, expansion, launch additional products and services.

Market for Company Shares

There is currently no market for our Common Stock and there is no assurance that any market will develop.  If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

Risk Factors

We face risks to continued operations including our limited operating history; seasonality of our sales; and our reliance on key employees.  Any of these risks may lead us to abandon or curtail our business plan.

Summary Financial Information

STATEMENT OF OPERATIONS DATA:	Six Months Ended March 31,		Year Ended September 30,
	2005	2004	2004
Brokerage Income	$ 94,462	$ 37,375	$ 185,612
General & Administrative Expenses	99,571	60,654	183,858
Net Income (Loss)	$ (5,109)	$(23,278)	$ 1,754

BALANCE SHEET DATA	As of March 31,	As of September 30,
	2005	2004
Total Assets	$ 81,370	$ 63,081
Total Liabilities	92,706	69,639
Members' Deficit	$ (11,336)	$ (6,558)

OPERATING DATA	Six Months Ended March 31,		Year Ended September 30,
	2005	2004	2004
Units Sold	20	11	58
Total Value of Boats Sold	$1,241,884	$671,250	$2,724,300

Risk Factors

Our financial condition and results of operations raise substantial doubt about our ability to continue as a going concern.  As of March 31, 2005, we have an accumulated operating deficit and negative working capital of $11,336.  In addition, we incurred an operating loss for the six months ended March 31, 2005 of $5,109.  Our ability to continue as a going concern is dependent upon our ability secure additional funding sources and attaining profitable operations.  We do not have any commitments and have not identified sources of additional funding and we cannot assure you that we will be able to attain or maintain profitable operation.  These conditions raise substantial doubt as to our ability to continue as a going concern.  See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

We may incur debt to finance continued operation. We may borrow money from our executive management or third persons to fund our operations.  If indebtedness is incurred, a portion of our cash flow from operations will be dedicated to the payment of interest and principal payments on our indebtedness and the lenders may be granted a security interest in our assets.  There is no assurance that our cash flows will be sufficient to fund total debt service requirements in the future.

Our sales are seasonal.  Our business is highly seasonal, with seasonality varying in different geographic markets. During the previous year, the average gross sales for the quarterly periods ended March 31, June 30, September 30, and December 31 averaged 14%, 41%, 27%, and 18%, respectively, of our annual sales.  Our results of operations in any fiscal quarter are not indicative of our operating results for the full year.  See "Description of Business - U.S. Recreational Boating Industry" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Our sales may be adversely affected by weather and climate conditions.  Our sales can be adversely affected by certain weather conditions, such as hurricanes and tornados, that destroy inventories of pre-owned vessels, discourage the acquisition or ownership of vessels by potential buyers, increase the cost of owning and insuring vessels, or otherwise have an adverse effect on the market for pre-owned vessels where they strike.  In addition, our sales can be adversely affected by climate conditions, such as a later than normal spring or an earlier than normal winter, that affect the length of our peak sales season and reduce the demand for vessels during the peak selling season.  Such weather and climate conditions cannot be predicted.  See "Description of Business - U.S. Recreational Boating Industry".

We have a short operating history from which to evaluate our prospects.  We were founded in 2002 as a Florida limited liability company.  Our operations are subject to the risks inherent in the establishment of a new business enterprise including the ability to attract and retain management and operating personnel, availability of adequate financing, management of daily operations, implementation of communication and control systems, and acceptance of new business methods.  We do not have an adequate history of operations from which to evaluate our performance.  See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

We are subject to competition from dealers and other brokers.  We compete with numerous large and small companies to sell pre-owned vessels, including local brokerages and the brokerage division of new yacht dealers.   Many of these competitors provide other services and may have a greater presence in critical yachting markets or have greater financial resources and name recognition than we do.  See "Description of Business - Competition".

Certain insiders control our activities.  Our officers and directors and their families will control approximately 90.88% of our Common Stock after the offering.  As a result of their positions as officers and directors and their ownership of a large block of stock these individuals have the ability to control the election of directors, the approval or disapproval of significant corporate transactions, and other matters.  This concentration of ownership could have the effect of delaying, deterring or preventing a change in control or other transaction that you might view favorably, and may cause us to act in a manner that is more beneficial to such insiders than to outside stockholders.  It will be difficult for you to replace our management if you disagree with their policies or performance.  See "Security Ownership of Certain Beneficial Owners and Management".

We are dependent upon certain key officers and employees.  Our success is dependent upon the expertise and management decisions of James Weller, Chief Executive Officer and President; Gina Weller, Chief Financial Officer and Secretary; and Jason Eck, Chief Operating Officer and Vice President.  Our Florida Yacht Broker License is held individually by James Weller d/b/a Z Yachts.  If we lose the services of Mr. Weller, we would have to cease operations until we, or one of our officers or directors secure a replacement license.  As a result, the loss of services of any one of these officers could adversely affect our financial condition and results of operations.  See "Directors, Executive Officers, Promoters, and Control Persons".

Our Board of Directors is not independent.  We do not have independent members of our Board of Directors or an Audit Committee or Compensation Committee of our Board of Directors.  There is a potential conflict in that the members of the Board of Directors will be solely responsible for establishing the compensation paid to themselves as officers and will be responsible for selecting and compensating the auditor that will review our financial records, which they are responsible for preparing.  See "Directors, Executive Officers, Promoters, and Control Persons".

The offering price of $1.50 per share was arbitrarily set by our Board of Directors.  The offering price of $1.50 per share has been arbitrarily set by our Board of Directors and is not based upon earnings or operating history, assets, book value, net worth or any other recognized criteria of value.  No independent investment-banking firm has been retained to assist in determining the offering price for the shares or to review the terms of the Offering and you will not receive the benefit of an independent evaluation of our Common Stock.  Accordingly, the offering price should not be regarded as an indication of any future price of our stock.  See "Plan of Distribution" and "Determination of Offering Price".

There is no market for shares of our Common Stock and there is no assurance that a market will develop.  There has been no public market for our Common Stock prior to the Offering.  We intend to obtain a trading symbol and engage a market maker to apply for admission of our Common Stock for trading on the Over-the-Counter Bulletin Board.  However, there can be no assurance that the application will be approved or, if approved, that an active trading market will develop and continue after completion of the Offering or that the market price of Common Stock will not decline below the initial public offering price.  We anticipate that any market that develops will be limited, highly volatile, and will lack liquidity for the near term.  The volatility of the market could adversely affect the market price of our Common Stock and our ability to raise equity in the public markets.  These fluctuations, as well as general economic, political and market conditions may adversely affect the market price of our Common Stock.  See "Market for Common Equity and Related Stockholder Matters".

The application of the "Penny Stock Regulations" could adversely affect the future price of the Common Stock.  Our Common Stock may be deemed a penny stock.  Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market.  The "penny stock rules" impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.  Additionally, the "penny stock rules" require the delivery prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our Common Stock in the secondary market.  See "Description of Securities".

There is no assurance that this offering will provide sufficient funds for operation.  No commitment exists by any underwriter or broker-dealer to purchase all or any part of the shares being offered by us.  We will sell the shares on a "best efforts", basis and the aggregate funds that we receive from this offering will be reduced to the extent that less than all the shares offered are sold.  There are no arrangements to place the funds in an escrow, trust or similar account and there is no provision for the return of any amount invested if this Offering does not provide sufficient funds to continue as a going concern.  See "Use of Proceeds".

Purchasers in this offering will experience immediate dilution.  The members of the Board of Directors received a substantial number of shares of our Common Sock as a result of their previous efforts in developing our business and organizing this Offering.  In addition, certain relatives and associates of the Board of Directors participated in a round of financing in which they purchased shares of Common Stock at prices less than the offering price.  The investors in this Offering are subject to immediate and substantial dilution of the net tangible book value of their investment upon completion of the Offering.  See "Dilution".

USE OF PROCEEDS

The proceeds from this offering will be used for the following purposes in the order set forth below:

Description	Amount

Costs of the offering	$ 55,000

Advertising and marketing expenses	$ 200,000

New products and service development	$ 100,000

Additional employees	$ 50,000

General corporate purposes	$ 1,095,000

Pending application by us of the net proceeds of this offering, such proceeds may be invested in short-term, interest-bearing instruments.

DETERMINATION OF OFFERING PRICE

The offering price of the Common Stock has been arbitrarily determined by our Board of Directors.  No independent analysis was obtained by the Board of Directors.  In setting the offering price, the Board of Directors considered (i) the amount of funds that would be required to continue as a going concern for the next two (2) years, (ii) the expected value of our business as a whole based on current levels of sales growth and profitability, (iii) expenses expected to be incurred in the next two years to improve customer awareness and expand operations, (iv) alternative sources of funding, and (v) the ownership percentage that would be required to obtain alternative sources of funding.

DILUTION

Dilution represents the difference between the price per share paid by purchasers in the Offering and the net tangible book value per share.  Net tangible book value per share represents our net tangible assets (our total assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the Offering. As of March 31, 2005, our net tangible book value per share was negligible.  After giving effect to the sale of all shares offered in this Offering, and the events of April 2005 described in Note 2 to the March 2005 interim financial statements, our pro forma net tangible book value per share would be $.05 per share or an immediate dilution of $1.43 per share.

The following table illustrates the pro forma per share dilution described above:

Offering Price per share	$ 1.50

Net tangible book value per share before the offering	$ .02
Increase per share attributable to new investment	$ .05

Pro forma net tangible book value per share after the offering	$ .07

Dilution per share to new investors	$ 1.43

PLAN OF DISTRIBUTION

We are offering up to a total of 750,000 shares of Common Stock, $.001 par value per share, in a best efforts, direct public offering without any involvement of underwriters or broker-dealers for $1.50 per share.  The offering may continue for a period of two years from the date of this prospectus or until all shares have been sold, and may be terminated at any time by us prior to sale of all shares.  A minimum investment of $2,500 is required.

We will receive all proceeds from the sale of shares.  Such proceeds will be immediately available to us and there is no arrangement for an escrow, trust or similar account pending the sale of a minimum number of shares.

We will sell the shares in this Offering through our officers and directors.  They will not receive a commission from the sale of any shares.  Pursuant to Rule 3a4-1 under the Securities Exchange Act of 1934, our officers and directors are not required to register as brokers with the Securities and Exchange Commission because each officer or director.

(a)

is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1933Act,

(b)

will receive no compensation in connection with the Offering based either directly or indirectly on transactions in securities,

(c)

is not an associated person of a broker-dealer and has not been an associated person of a broker-dealer within the previous 12 months, and

(d)

primarily performs substantial duties for or on our behalf.

We have not engaged an underwriter, broker-dealer, or finder to assist us in this Offering.  However, certain broker-dealers that have not been engaged by us may offer shares of Common Stock for re-sale after the shares are quoted on the Over-the-Counter Bulletin Board Market.  If any such offers are made within 90 days after the date of this prospectus, such broker-dealers must comply with the prospectus delivery requirements under Rule 174 under the Securities Act of 1933, as amended.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director is elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.  Our directors and executive officers are set forth below.

Name	Age	Positions

James G. Weller	36	Director, Chief Executive Officer and President
Regina F. Weller	38	Director, Chief Financial Officer and Secretary
Jason C. Eck	34	Director, Chief Operating Officer and Vice President

James G. Weller.  Mr. Weller has served as Director and Chief Executive Officer since April, 2005 and President (including our predecessor Z Yachts LLC) since December, 2002.  Mr. Weller was formerly President of Weller Consulting, a business and software consulting firm (May 1996-November 2002); and a Senior Consultant for SAP America, a software and management-consulting firm (May 1992-April 1996).  Mr. Weller earned his business degree in 1991 from Florida State University and currently holds a Florida Yacht Salesperson License (since 2003) and Florida Yacht Broker License (since March 2005).  Mr. Weller is married to Regina F. Weller, a director and our Chief Financial Officer and Secretary.

Regina F. Weller.  Mrs. Weller has served as Director and Secretary since April, 2005 and Chief Financial Officer (including our predecessor Z Yachts LLC) since December, 2002.  Mrs. Weller was formerly a business consultant of Weller Consulting, a business and software consulting firm (June 2001-January 2005); and a consultant with Harp Consulting, LLC, a business-consulting firm (March 1995-July 2001).  Mrs. Weller earned her accounting/MIS degree in 1988 from the University of Southern Mississippi, a Certificate of Financial Planning in 2001 from Florida State University, and obtained her Georgia real estate license and Certified Estate Counselor Certification in 2001.  Mrs. Weller is married to James G. Weller, a director and our Chief Executive Officer and President.

Jason C. Eck.  Mr. Eck has served as Director and Vice President since April, 2005 and Chief Operating Officer (including our predecessor Z Yachts LLC) since November, 2002.  Formerly, Mr. Eck was involved with the development planning and management for RemJak Real Estate (October 1986-November 2001) and general manager of Lake Geneva Charter Service (May 1988-June 1996).  Mr. Eck earned his degree in International Business from St. Norberts University in 1992.

Board Committees

We have no audit committee or compensation committee or other board committee performing equivalent functions and no director serves as an audit committee financial expert because of the limited number of employees and lack of independent directors.  All functions of the audit committee and compensation committee are performed by the full Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our directors, our executive officers, and our executive officers and directors as a group.  There are no arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Position	Number of Common Stock Owned	Percentage of Issued and Outstanding Common Stock Before Offering	Percentage of Issued and Outstanding Common Stock After Offering

James G. Weller (1) 3598 Old Milton Pkwy Alpharetta, GA 30005	President, Chief Executive Officer and director	12,000,000	62.97%	60.59%

Gina F. Weller (1) 3598 Old Milton Pkwy Alpharetta, GA 30005	Chief Financial Officer, Secretary and director	12,000,000	62.97%	60.59%

Jason C. Eck 3598 Old Milton Pkwy Alpharetta, GA 30005	Chief Operating Officer, Vice President and director	6,000,000	31.49%	30.29%

All officers and directors as a group (1)		18,000,000	94.46%	90.88%

(1)    James G. Weller and Gina F. Weller are married.  The amount of shares set forth above for each includes 6,000,000 shares owned by the other.

DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock, $.001 par value per share.  As of the date of this prospectus, there were 19,120,928 shares of our Common Stock issued and outstanding held by 17 stockholders of record.

The holders of the shares of Common Stock: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution upon winding up of our affairs; and (c) are entitled to one vote per share on all matters on which stockholders may vote at all meetings of stockholders.

The holders of shares of Common Stock do not have: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Common Stock; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences.  In addition, the shares of Common Stock are not convertible into any other security and there are no restrictions on dividends payable to holders of shares of Common Stock under any loan, other financing arrangements or otherwise.

Penny Stock Considerations

Our Common Stock will be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 and will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

o

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

o

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

o

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

o

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our Common Stock, if our Common Stock becomes publicly traded.  In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of Nevada Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in our best interest.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

We are the largest marine brokerage-only network offering new and pre-owned boats with approximately 40 employed and contract brokers located in 17 states.  We represent more than $60,000,000 in pre-owned boats and four manufacturers of new vessels.  Each of our brokers is trained in our proprietary sales methods and supported by our national marketing presence and our internal information systems.  We also provide centralized closing and documentation services in connection with vessel purchases and assist purchasers in arranging vessel financing, extended service contracts and insurance through our relationship with independent lenders, service providers and brokers.

We intend to expand the scope of our operations to include a national pre-owned vessel certification program backed by a limited warranty insurance company.

U.S Recreational Boating Industry

The recreational boating industry in the United States generated approximately $33 billion in retail sales in 2004, including the sales of new and previously owned boats, marine products such as engines, equipment and accessories, and related expenditures such as fuel, insurance, docking, storage and repairs.  In 2004, the sales of traditional powerboats (outboard, stern-drive and inboard) totaled $15.8 billion, which included $7.9 billion relating to the sale of more than one million pre-owned powerboats.  Sales growth of recreational boats has outpaced U.S. economic growth, increasing an average of 8% annually since 1997 compared to a 3.4% average annual increase in the Gross Domestic Product during the same period.  The number of purchasers has consistently grown since 1997 primarily because the "baby boom" generation is reaching the age where they have time, health and money for boating.  The trend is expected to continue for a number of years.

The purchase of a new or pre-owned vessel is the largest recreational purchase made by many individuals.  Both the decision to purchase a vessel and the size and cost of the vessel are significantly affected by general economic factors, consumer confidence levels, tax laws, fuel prices, weather, and the amount of disposable income available to the purchaser.  Most pre-owned boat purchasers are in the 35 to 54 age group and have median incomes of $50,000 to $75,000 per year.  New boat buyers tend to be slightly older and have median incomes of $75,000 to $99,000 per year.  On average, a boat owner will purchase or sell a boat every 36 months nationwide and every 18 months in Florida.

The market for both new and pre-owned boats is highly seasonal with approximately 67% of all sales occurring during the primary boating season from April 1 to September 30 of each year.  As a result, inventories of new and previously owned vessels tend to be greater and to have slower turnover during the out of season months and supplies of both new and pre-owned vessels tends to be more restricted during the boating season.  In addition, weather and climatic factors can have significant impacts on the commencement, duration and end of the primary boating season and the supply and availability of pre-owned vessels.  Hurricanes, tornados and other extreme weather can reduce the number of pre-owned vessels available for sale in a particular market and a late spring or early winter can reduce the length of the primary boating season.  Either event can adversely affect sales of boats either in a local market or on a national scale.

Most new boats are sold by dealers that have a contractual relationship with one or more manufacturers.  Larger and custom-built vessels may be purchased directly by the purchaser from the shipyard or through a representative of the shipyard and frequently will include the involvement of a naval architect or other professional to advise and assist the purchaser in preparing specifications for the vessel based on its intended use and the purchaser's taste and preference.  Some large vessels are built by the shipyard on a production or semi-production basis and are sold through dealers that assist the purchaser in specifying power-plant options and other finishing items.  Smaller vessels are frequently completed by the manufacturer with only a minimum amount of options that may be specified by the purchaser.  There has been some recent effort to consolidate the fragmented and regional new boat dealer market by MarineMax and other companies.  New boat dealers will generally maintain a facility at which they store an inventory of new boats and provide maintenance and repair services for the manufacturers they represent.  Many dealers are authorized by accessory manufacturers to sell and install instruments, accessory equipment and other items on the new boats they sell and may provide assistance to the purchaser in arranging transportation, insurance or financing for the vessels they sell.  If a new boat dealer offers pre-owned vessels, the operation is frequently conducted on a limited basis with respect to boats that have been accepted in trade or which a purchaser must sell to purchase a new boat.

The pre-owned marine industry remains highly fragmented and localized.  It includes over 1,500 independent marine brokers and 4,000 boat dealers, most of which operate in a single market and provide varying degrees of merchandising, professional management and customer service.  In most cases, the seller of a pre-owned vessel will either attempt to sell his boat directly or list his vessel with a local broker, who acts as the agent of the seller to market a vessel in exchange for a commission of 10% of the selling price.  Most brokers operate only in a single market or a few closely related markets.  To reach a larger population of potential purchasers, many pre-owned vessels are listed by the brokers in widely-distributed publications or in Internet listing services.  Because of the limited areas and size of most brokerages, brokers may find it difficult to provide the level of service that sellers and purchasers have come to expect or have the resources to commit to a nationwide marketing campaign.

Z Yachts

We are the largest brokerage-only merchandiser of recreational watercraft, consisting of a network of approximately 40 employed and contract marine brokers with locations in 17 states.  The following table contains information on each of our brokers.

		Pre-Owned Vessels		New Vessels
Broker	Location	Number	Value	Number	Value

Alan Small	Charleston, South Carolina	11	$916,699	7	$1,824,851
Annika Roberta	Cleveland, Ohio	8	$1,753,700
Arnold J. Cross	Houston, Texas	7	$708,650	7	$1,824,851
Brad Morescki	Winona, Minnesota	13	$1,524,700
Bram Kadonoff	Annapolis, Maryland
Dan Wierzbinski	Chicago, Illinois	6	$382,795
DeAnna Lyons	Chicago, Illinois	29	$2,657,223	7	$1,824,851
Doug Saunders	Edgewater, Maryland	11	$1,371,500	7	$1,824,851
Edward Watford	Little Rock, Arkansas	4	$692,900
Eric Tucker	Chicago, Illinois	6	$1,224,800
Eric Wayton	Beaufort, North Carolina			20	$2,050,399
Erwin Effler	St. Athens, Ohio			20	$2,050,399
Frank Busse	Naples, Florida	2	$105,800
Gary Zeller	Holly Springs, North Carolina	8	$1,025,300	7	$1,824,851
George Gustavson	Alpharetta, Georgia	10	$1,786,600
Glenn Tuttle	Saratoga Springs, New York	35	$3,802,390	7	$1,824,851
James Seith	Lake Geneva, Wisconsin	5	$479,800
James Weller	Alpharetta, Georgia	2	$2,489,900
Jason Eck	Lake Geneva, Wisconsin	2	$153,900
John Hallaran	Smithtown, New York	3	$253,000
John Kosmoski	Sturgeon Bay, Wisconsin	4	$188,200
Juan & Lynnzie Diaz	Tarpon Springs, Florida	1	$39,900
Lon Wojtowicz	St. Paul, Minnesota	7	$535,800	7	$1,824,851
Matt McQuillen	Hampton, Virginia	7	$824,800
Patrick Scoggins	Discovery Bay, California
Peter Stecher	Amherst, New York	7	$555,095
Pierre Y. Fourtot	Tamarac, Florida
Richard Dodane	Englewood, Florida	6	$884,400
Richard Phipps	Little River, South Carolina	7	$6,378,210	7	$1,824,851
Rick Taylor	Glendale Height, Illinois	16	$1,451,925
Scott Vallary	Setauket, New York	5	$620,900
Sean Wayton	Southlake, Texas	46	$9,354,927	20	$2,050,399
Skip Ballje	Egg Harbor, Wisconsin	15	$1,224,340	7	$1,824,851
Stephen Sprague	Alpharetta, Georgia	6	$687,200
Mike Brumfield	Cantonment, Florida
Russell Edmunds	New Smyrna Beach, Florida
Eric Williams	Mobile, Alabama
Richard Farrell	Chattanooga, Tennessee
Richard Brock	Oakland Township, Michigan
Greg Hines	Columbia, Tennessee

TOTALS		239	$43,375,354	123	$22,574,856

Our business is based on a strong local presence in the major boating centers of the United States coupled with a strong national brand affiliation and the efficiencies of centralized administrative support.  Since each of our brokers concentrates on a single local market, they gain vital information on the economics, the types of vessels available for sale, and the preferences of the customers in the local market.  This information is communicated to our other brokers through our efficient information management system to increase the geographic sales area for listings in the local area and broaden the search area for vessels sought by customers within that locale.  In addition, a local presence encourages development of strong relationships with the local boating community and participation in local events which furthers our national brand identity.  We support our local brokers with innovative brokerage practices, national advertising in print and electronic media, a presence at large boat shows and sponsorship of local and national boating events, and provide efficient "back office" services such as assisting with financing and insurance, and providing closing and documentation services.

Flexible Listing Practices.  Traditional marine brokers require the seller of a vessel to sign an exclusive listing agreement that provides for the payment of a 10% commission on the sale of the vessel regardless of who locates a buyer.  Our brokers offer a flexible listing arrangement in which they work with the owner to determine the method of marketing each vessel and provides for three listing alternatives.

o

An "open listing" permits the owner to list the vessel with other brokers or sell the vessel independently.  If our broker produces a buyer for the vessel our broker receives a 10% commission.  Otherwise our broker receives no commission.  This type of listing permits the owner to sell his boat directly or through other brokers without the obligation to pay a commission to us.

o

A "restricted listing" permits the owner to list the vessel independently but does not allow listing with other brokers.  If our broker or any other broker produces a buyer for the vessel our broker received a 9% commission, which may be split with any co-broker.  Otherwise our broker receives no commission.  This type of listing permits the owner to sell his boat directly without the obligation to pay a commission to us.

o

An "exclusive listing" requires the payment of an 8% commission to us regardless of who produces a buyer for the vessel.

National Marketing.  Although boats are listed locally, we provide each vessel listed by our brokers with national market exposure through print and electronic media.  We maintain a comprehensive listing of all listings on our web site at www.zyachts.com and list selected vessels on two multiple listings and twelve other online boat advertising sites, which provide our listings to over 700 member brokers.  In addition, we purchase large display ads featuring selected listings in major boating publications each month and attend most major boat shows throughout the year to disseminate our listings in new boating communities.  As a result of our nationwide exposure, over 1.2 million boat shoppers view at least one of our listed vessels each month, we receive a new listing on average each day, and we complete more than 120 transactions each year.

Uniform Branding. All of our brokers, advertising, and other operations are branded with the "Z" logo.  We also offer logo accessories and clothing to further enhance our brand identification and promote the uniform branding of our brokers by attendance at major boat shows and sponsorship of local boating events.  As a result of these activities, our operations are recognized in the boating community and do not require an introduction.  Our brokers benefit from national exposure but continue to have only local responsibility.

Information Systems. Information about each vessel listed by our brokers is made available to all of our brokers through a centralized broker support system.  This system includes details of the vessel that are not readily available to individuals or other brokers over the Internet or print advertising and facilitates the sale of a vessel throughout our broker network.  In addition, the broker support system contains information utilized to streamline other centralized activities such as closing services, documentation, financing and insurance, and provides tools to measure the performance of each broker.

Sales Training.  Each of our brokers is trained on our proprietary sales system, "Six Steps to a Guaranteed Sale", which provides proven sales techniques and maintains client satisfaction in every transaction.  This sales training includes specific timeframes and activities to ensure that each vessel is listed at the highest reasonable offering price and to include the vessel owner in the important decisions about how to sell his or her boat.  No other brokerage provides a similar sales training program.

Centralized Administration.  Many local brokers find it difficult to manage the time necessary to list, market and show vessels with the time necessary to close and document transactions.  Moreover, the documentation necessary to finance, insure and transfer ownership of a vessel can be complex and requires specialized knowledge to complete properly.  We perform these functions for our brokers using individuals specially trained to assist purchasers in locating financing and insurance, preparing United States Coast Guard (USGC) documentation and completing the transaction.  Our personnel can also assist in arranging transportation, marine surveys and other ancillary services, freeing our brokers to focus on listing and selling boats.

Products and Services

We offer new and previously owned recreational boats and related marine products including trailers, marine financing, insurance, warranty programs, USCG documentation services and vacation charter services.

Pre-Owned Boats.  Our primary business is the brokerage listing, marketing and sale of pre-owned vessels, for which we receive commissions.  Although any vessel may be sold through brokerage, the ideal vessels for brokerage sale are between 25' and 100' in length and have a resale value of between $35,000 and $350,000.  Smaller vessels are frequently sold directly from the owner to the new purchaser and larger vessels have an extremely limited market.  Since we act as a broker in each transaction, we do not own an inventory of pre-owned vessels and do not incur the cost of acquiring, maintaining or storing the pre-owned vessels we offer or the cost of maintaining a show room or other large facility.  Accordingly, our ability to be successful in the sale of pre-owned boats depends upon the ability of our brokers to list high quality vessels at attractive prices and to identify qualified purchasers for vessels listed by us or others.  We intend to introduce the first national pre-owned certification program which will be offered only on vessels listed by our brokers and will guarantee that each certified pre-owned boat has passed a rigorous inspection and provide extended protection against failure of most mechanical parts.  We believe that this certification program will enhance the value and salability of vessels listed by our brokers and will result in a greater number of listings by, and an increase in turnover for, our brokers.

New Boats.  We have entered brokerage agreements with the manufacturers of selected limited production new boats that permit us to sell new vessels using the same broker network that sells pre-owned vessels.  These arrangements permit us to offer a new vessel alternative to traditional brokerage clients and allow us to introduce small volume boats in markets that cannot sustain a dealership operation.  Each line of new vessels is assigned a product manager to coordinate orders between the selling broker and the manufacturer and work directly with the manufacturer to validate all listing specifications, warranty, and other information about each vessel.  The following table lists information about each line of new vessels we offer in our Manufacturer Direct Program:

Manufacturer	Description	Price Range

Dehler Sailing	Limited production sailing vessels from 29 to 47 feet	$100,000 - $490,000

Challenger Offshore	Performance and Sportfisher power boats from 19 to 53 feet	$31,400 - $279,900

Black Hawk	Center console boats from 25 to 32 feet	$81,900 - $98,900

Xtreme Companies	First responder specialty vessels for fire, rescue and emergency use	$49,995 - $84,995

Trailers.  We have an agreement with Performance Trailers that allows our brokers to sell new trailers for vessels that do not come equipped with a trailer.  Such sales are based on the suggested manufacturer's retail price and dealer discounts.

Financing.  We act as a reseller of marine loans for a national lender under an arrangement that permits us to take loan applications from qualified borrowers and quote interest rates and terms based on guidelines provided by the lender.  The lender makes all credit decisions and funds all loans directly.  We receive compensation based on the difference between the wholesale interest rate established by the lender and the rate specified in the loan.  We also act as a commissioned referral source for eBoatLoans.com and other marine loan brokers.

Insurance.  We are not presently authorized to act as a broker for marine insurance and refer all marine insurance to qualified brokers.  We intend to offer marine insurance brokerage services in the future.

Other Products and Services. We intend to offer charter services in the future.

Planned Expansion

The pre-owned brokerage market in the United States is highly fragmented.  We intend to acquire additional brokers, and their related listings and customer base, in selected yacht basins.  Our primary focus will be to acquire a presence in California, Oregon, Washington, Ohio, Michigan, and other high-end, well established recreational boating markets not served by our present brokers.  We will look for markets with access to a large recreational boating community, a large population of existing recreational vessels, and attractive boating demographics.

In addition to the expansion of our brokerage operations we will introduce new products and services in conjunction with established marine industry providers, including the planned introduction of a certified pre-owned boat program. We also intend to introduce insurance brokerage and charter services.

Competition

The recreational boating industry is characterized by numerous suppliers and multiple sources of products and services.  As a result we face intense competition for qualified purchasers, quality brokerage vessels, high visibility advertising and exhibition space, and the other requirements of our business.  We believe that our established network, local representation in key boating markets across the country, attractive listing alternatives, brand identity, and efficient information and support systems are significant advantages in obtaining both qualified customers and quality brokerage vessels.  Our national brand identification and sponsorship activities make it easier for us to obtain advertising and exhibition space.

We compete primarily with single location boat dealers and brokers in each market.  Most of these facilities rely on their one location or boat shows to produce their sales and do very little national marketing to promote sales of pre-owned vessels.  In certain areas, we compete with large dealers and large national chains that have substantial financial, marketing and other resources.

Employees

In addition to our three executive officers, we have 11 full-time employees that include a director of Information Technology who is responsible for maintaining our website and all computer equipment, a Listing Agent that is responsible for our boat listings on various advertising sites, an Accountant, Director of Brokerage Development and Sales Agents.  We also rely on multiple independent brokers throughout the United States with whom we have contractual relationships relating to the use of our system and services.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Comparison of the Six Months Ended March 31, 2005 to the Six Months Ended March 31, 2004

Revenue increased by 152.7% to $94,462 for the six months ended March 31, 2005 compared to $37,375 for the six months ended March 31, 2004, primarily as a result of the expansion of our network of brokers and increased visibility on the Internet.  During the same periods, our General and Administrative expenses increased 64.2% to $99,571 for the six months ended March 31, 2005 compared to $60,654 for the six months ended March 31, 2004 primarily as a result of the increased sales and commissions paid to brokers.  As a result, General and Administrative expenses decrease as a percent of sales to 105.4% from 162.3% and the net loss from operations decreased 78.1% to $5,109 in 2005 from $23,278 in 2004.

Revenues and costs during the six months ending March 30 of each year are not necessarily indicative of annual performance because the primary boat-purchasing season occurs during the third fiscal quarter from April 1 to June 30 of each year.  A smaller seasonal increase in sales, related to the end of the pleasure boat season occurs during the last fiscal quarter of each year.  Various considerations, including weather and climatic conditions, can have a significant impact on the sales of pleasure craft during the primary season.  Accordingly, the foregoing results of operations should not be considered indicative of the results that would be obtained for the entire year.

Comparison of the Year Ended September 30, 2004 to the Partial Year Ended September 30, 2003

Revenues and expenses during the year ended September 30, 2004 relate to a full year of operations.  Revenues and expenses during the partial year ended September 30, 2003 relate to a year consisting of 10 months and are not necessarily comparable to the year ended September 30, 2004.

Revenues increased 386% (approximately 340% on an annualized basis) to $185,612 from $38,184 (approximately $42,184 on an annualized basis) primarily as a result of the initial expansion of our services into a broad-based market.  During the same periods, our General and Administrative expenses increased 264.7% (approximately 230% on an annualized basis) to $183,858 from $50,418 (approximately $55,718 on an annualized basis), primarily as a result of the increased sales commissions paid to brokers and start up costs associated with our formation.  As a result, General and Administrative expenses decreased as a percentage of sales to 99.1% from 132.0% and we had net income from operations of $1,754 in the year ended September 30, 2004 compared to a net loss from operations of $12,234 (approximately $13,534 on an annualized basis) for the year ended September 30, 2003.

Liquidity and Capital Resources

Since our inception, we have relied on contributions from our principal executive officers to fund our cash flow needs.  In the year ended September 30, 2004, our executive officers contributed a net amount of $763 and contributed an additional amount of $7,273 during the six months ended March 30, 2005.  We believe that we would be able to fund current operations from existing cash flow but that such cash flow would not be sufficient to undertake an expansion of our broker network, enhancement of our technology or addition of new products and services.

In April 2005, we completed a private placement of 556,000 shares of our Common Stock at $.70 per share that generated net proceeds of $389,655.  The proceeds from the private placement were sufficient to fund our existing liabilities and to provide sufficient working capital to commence expansion of our broker network and fund the initial costs of converting from a limited liability company and preparing a registration statement for the public offering.  In the event that we are not able to complete the public offering of our Common Stock, we intend to seek other forms of funding, including loans or additional private placements.  If such additional funds are not available, we will curtail our expansion plans to reduce the requirements for additional funds.

We have a working capital deficit of $6,558 and a members' deficit of $6,558 as of September 30, 2004.  These conditions raise substantial doubt as to our ability to continue as a going concern.

Plan of Operations for the Year Ending September 30, 2006

We intend to expand both the scope of our existing operations and to add new products and services during the remainder of fiscal 2005 and the next fiscal year.

Our initial efforts will be focused on expanding our brokerage territory, particularly in the West Coast and Great Lakes area, by hiring or contracting with ten or more existing brokers operating in those areas.  By hiring or contracting with existing brokers we are able to reduce the time and cost required to establish a local presence.  In addition, we will continue to seek new manufacturers to participate in the Manufacturer Direct Program for sales of new vessels.  These expansions are not expected to require significant funding.

Additional products and services that are scheduled to be introduced include the certified pre-owned vessel program.  This program is not expected to require significant funding but will increase the number of vessels that our brokers list and sell.

We have retained an independent consultant to advise and assist us in improving our brand identification, advertising and marketing program.  This improvement program will require the expenditure of approximately $100,000 and will result in more efficient and attractive web presence, boat show exhibits and a consistent advertising strategy to improve our national recognition.  It will also include improvements to our information systems that will make our centralized services easier to access and more responsive.

The expansion of our network and products is expected to result in a 200% increase in revenues during fiscal 2005 and a similar increase in fiscal 2006.  We do not anticipate any need for additional funding in connection with these programs.

We also intend to initiate new applications for our existing technology to independent brokers, charter brokers, local detail services, and other service providers in the marine industry.

DESCRIPTION OF PROPERTY

Our corporate offices are maintained at 3598 Old Milton Pkwy, Alpharetta, GA  30005 and we maintain a place of business at 638 Main St, Lake Geneva, WI  53147.  Both facilities are leased.  Our offices are in good condition, and we believe that our facilities are adequate to meet our current needs and are sufficient to conduct our operations.

In addition to the facilities we lease, our affiliated brokers operate out of their homes or facilities leased by them.  We have no responsibility for such facilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 8, 2005, we converted from a privately held limited liability company organized under the laws of the State of Florida to a privately held corporation organized under the laws of the State of Nevada.  As a result of that re-organization, our founders and owners, Mr. James G. Weller, Mrs. Regina F. Weller, and Mr. Jason C. Eck, became our executive officers, directors and principal stockholders.  Each of our founders received 6,000,000 shares of our Common Stock for their interest in our predecessor entity and previous services in our creation and growth.  At the time of the re-organization, such stock had a nominal real value because we did not have significant assets or cash flow and any value was substantially dependent on the efforts of such persons.

In addition to the foregoing, each of Messrs. Weller and Eck and Mrs. Weller have received and will continue to receive a salary for their services.

In April 2005, we completed the private placement of 556,650 shares of our Common Stock with 14 investors in exchange for an aggregate investment of $389,655.  All of the investors in the private placement were relatives or close business associates of Mr. and Mrs. Weller or Mr. Eck.

Also in April 2005, we issued 500,000 shares of our Common Stock to Public Company Management Corporation pursuant to a Consulting Agreement.  Public Company Management Corporation has provided and will provide advice relating to becoming a public company and compliance with securities laws and regulations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our Common Stock and a regular trading market may not develop, or if developed, may not be sustained.  A stockholder in all likelihood, therefore, will not be able to resell his or her Common Stock should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our Common Stock as pledged collateral for loans unless a regular trading market develops.  We expect to seek a market maker that will apply to trade our Common Stock on the Over-the-Counter Bulleting Board.  However, we cannot assure you that we will engage a person to make a market in our Common Stock or that any market will develop.

OTC Bulletin Board Considerations

The OTC Bulletin Board  (the "OTCBB") is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can de-list issuers for not meeting those standards, the OTCBB has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.  The only requirement for inclusion in the OTCBB is that the issuer be current in its reporting requirements with the Securities and Exchange Commission.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our Common Stock trades on a public market, it initially will trade on the OTCBB rather than on NASDAQ.  Investors' orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTCBB securities.  Investors do not have direct access to the bulletin board service.

OTCBB transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Registration Agreements and Sale of Our Common Stock Under Rule 144

As of June 30, 2005, there are 1,056,650 shares of our Common Stock held by non-affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.  In addition, there were 18,000,000 shares of our Common Stock held by affiliates.  None of such shares are presently eligible for sale under Rule 144 and we do not have any agreement with any of the foregoing stockholders to register any such shares.

Holders

As of the date of this registration statement, we had 17 stockholders of record of our Common Stock.  We have no equity based compensation plans or outstanding options or warrants.

Dividends

We have not declared any cash dividends on our Common Stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.  There are no present loan agreements or other agreements that impose any restrictions on the payment of dividends.

Reports to Stockholders

As a result of this Offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission.  We will voluntarily send an annual report to stockholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2.  For further information about us and the shares of Common Stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the Securities and Exchange Commission are also available at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended December 31, 2004 and 2003 by our Chief Executive Officer.  No officer received annual compensation of more than $100,000.

Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation
James Weller Chief Executive Officer, President and director	2004 2003	-0- -0-	-0- -0-	-0- -0-

Employment Contracts

We have entered employment agreements with James G. Weller to act as our Chief Executive Officer, Gina F. Weller to act as our Chief Financial Officer and Jason C. Eck as our Chief Operating Officer.  Each of the employment agreements is for the period from May 1, 2005 until December 31, 2008 and provides that we will pay Mr. Weller, Mrs. Weller and Mr. Eck a base salary as set forth below during each of the periods.

May 1, 2005 to December 31, 2005

$ 80,000

January 1, 2005 to December 31, 2006

$125,000

January 1, 2007 to December 31, 2007

$130,000

January 1, 2008 to December 31, 2008

$135,000

In addition, the agreement provides for the payment of incentive bonuses of up to 100% of base compensation to each of our executive officers depending on achievement of goals set by the Board of Directors.

Board Compensation

Members of our Board of Directors do not receive cash compensation for their services as directors but are reimbursed for their expenses incurred in connection with their attendance at any meeting.

INTEREST OF NAMED EXPERTS

The financial statements incorporated by reference to this prospectus have been audited by Malone & Bailey PC, which are independent certified public accountants, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

FINANCIAL STATEMENTS

The following financial statements are a part of this prospectus:

(a)

Audited Financial Statements

Report of Independent Registered Public Accounting Firm

Balance Sheet as of September 30, 2004

Statements of Income and Members' Deficit for the Year Ended September 30, 2004 and Inception (December 3, 2002) through September 30, 2003

Statements of Cash Flows for the Year Ended September 30, 2004 and Inception (December 3, 2002) through September 30, 2003

Notes to Financial Statements

(b)

Reviewed Unaudited Financial Statements

Balance Sheet as of March 31, 2005

Statements of Operations for the Three and Six Months Ended March 31, 2005 and 2004

Statements of Cash Flows for the Six Months Ended March 31, 2005 and 2004

Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Z Yachts, LLC

Alpharetta, Georgia

We have audited the accompanying balance sheet of Z Yachts, LLC, as of September 30, 2004 and the related statements of income and member's deficit, and cash flows for the year ended September 30, 2004 and the period from December 3, 2002 (Inception) through September 30, 2003.  These financial statements are the responsibility of Z Yachts, LLC.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Z Yachts, LLC, as of September 30, 2004 and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Z Yachts, LLC will continue as a going concern.  As discussed in Note 2 to the financial statements, Z Yachts, LLC has a working capital deficit and a members' deficit which raises substantial doubt about its ability to continue as a going concern.  Management's plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC

www.malone-bailey.com

Houston, Texas

May 24, 2005

Z YACHTS, LLC

BALANCE SHEET

September 30, 2004

ASSETS

Cash	63,081

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities
Escrow liabilities	$ 51,398
Accounts payable	5,527
Loans from members	12,714
Total current liabilities	69,639

Commitments	-

Total liabilities	69,639

MEMBERS' DEFICIT

Members' Deficit	(6,558)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$ 63,081

See accompanying summary of accounting policies

and notes to financial statements.

Z YACHTS, LLC

STATEMENTS OF INCOME AND MEMBERS' DEFICIT

Years Ended September 30, 2004 and period from December 3, 2002 (Inception) through September 30, 2003

	2004	2003

Brokerage income	$ 185,612	$ 38,184
General and Administrative expenses	183,858	50,418

Net Income (Loss)	1,754	(12,234)

Members' deficit, beginning of year	(8,977)	-
Members' contributions	-	2,500
Imputed interest	665	757

Members' deficit, end of year	$ (6,558)	$ (8,977)

See accompanying summary of accounting policies

and notes to financial statements.

Z YACHTS, LLC

STATEMENTS OF CASH FLOWS

Years Ended September 30, 2004 and period from December 3, 2002 (Inception) through September 30, 2003

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$ 1,754	$ (12,234)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Imputed interest	665	757
Changes in:
Prepaid expenses	833	(833)
Escrow liability	39,753	11,645
Accounts payable	5,527	-

NET CASH PROVIDED BY (USED IN )OPERATING ACTIVITIES	48,532	(665)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from members' loans	6,500	12,321
Payments on members' loans	(5,737)	(370)
Members' contributions	-	2,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	763	14,451

NET CHANGE IN CASH	49,295	13,786

Cash balance, beginning	13,786	0
Cash balance, ending	$ 63,081	$ 13,786

Supplemental disclosure:
Income taxes paid	$ -	$ -
Interest paid	-	-

See accompanying summary of accounting policies

and notes to financial statements.

Z YACHTS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Z Yachts, LLC ("Z Yachts") was formed as a limited liability company in the State of Florida on December 3, 2002.  Z Yachts is a full-service brokerage company that serves both recreational boaters and the marine industry.  Z Yachts offers an extremely large selection of pre-owned yachts, cruisers, houseboats, sport-fishers, high performance and ski boats.

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations.  Actual results could differ from those estimates.

Cash and Cash Equivalents.  For purposes of the statement of cash flows, Z Yachts considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of September 30, 2004.

Revenue Recognition.  Z Yachts recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.  This typically occurs at closing when the title is transferred from seller to buyer.

Advertising Costs.  Advertising Costs are expensed as incurred.  Advertising costs were $10,866 and $5,375 for the years ended September 2004 and 2003, respectively.

Income taxes.  Federal and state income taxes are not payable by, or provided for, the limited liability company.  Members of Z Yachts are taxed individually on their share of partnership earnings.

Recently issued accounting pronouncements.  Z Yachts does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Z Yachts' results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, Z Yachts has a working capital deficit of $6,558 and a members' deficit of $6,558 as of September 30, 2004.  These conditions raise substantial doubt as to Z Yachts' ability to continue as a going concern.  Management has plans to raise additional capital through sales of its common stock and to introduce additional revenue producing services.  The financial statements do not include any adjustments that might be necessary if Z Yachts is unable to continue as a going concern.

NOTE 3 - ESCROW LIABILITY

Escrow liability at September 30, 2004 consists of deposits received from buyers in connection with pending sales.

NOTE 4 - LOANS FROM MEMBERS

The members advance money to Z Yachts on an as-needed basis.  The advances are due on demand, bear no interest and are unsecured.  Imputed interest of 8% was recorded as a contribution to capital for 2004 and 2003.

NOTE 5 - COMMITMENTS

Z Yachts has two office leases.  One is for office space under an eighteen-month operating lease which began in May 2005 for $1,415 per month.  The second is for office space under a twelve-month operating lease which began in May 2005 for $750 per month.  Z Yachts was required to pay a security deposit totaling $1,000.

Future minimum lease payments under non-cancelable operating leases are as follows:

Year Ending September 30,

2005	$10,825
2006	22,230
2007	2,830

NOTE 6 - SUBSEQUENT EVENT

Z Yachts was converted from a limited liability company to a corporation on April, 8, 2005.

In April 2005, Z Yachts issued:

o

6,000,000 shares of common stock as founder shares to each of the three limited liability company members

o

556,650 shares of common stock to several investors for $.70 per share for total cash proceeds of $389,655

o

500,000 shares of common stock valued at $.70 per share or $350,000 to a consultant for services

Z YACHTS, LLC

BALANCE SHEET

March 31, 2005

(unaudited)

ASSETS

Cash	$ 81,370

TOTAL ASSETS	$ 81,370

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities
Escrow liabilities	$ 63,278
Accounts payable	9,441
Loans from members	19,987
Total current liabilities	92,706

MEMBERS' DEFICIT

Members' Deficit	(11,336)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$ 81,370

Z YACHTS, LLC

STATEMENTS OF OPERATIONS

Three and Six Months Ended March 31, 2005 and 2004

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31
	2005	2004	2005	2004

Brokerage Income	$ 50,594	$ 29,995	$ 94,462	$ 37,375
General and administrative	46,888	46,232	99,571	60,654
Net Income (Loss)	$ 3,706	$ (16,237)	$ (5,109)	$ (23,278)

Z YACHTS, LLC

STATEMENTS OF CASH FLOW

Six Months Ended March 31, 2005 and 2004

(unaudited)

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (5,109)	$ (23,278)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Imputed interest	331	360
Changes in:
Prepaid expenses	-	833
Escrow liability	11,880	46,543
Accounts payable	3,914	3,512

NET CASH PROVIDED BY OPERATING ACTIVITIES	11,016	27,970

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from members' loans	11,593	6,307
Payments on members' loans	(4,320)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,273	6,307

NET CHANGE IN CASH	18,289	34,277

Cash balance, beginning	63,081	13,786
Cash balance, ending	$ 81,370	$ 48,063

Supplemental disclosure:
Income taxes paid	$ -	$ -
Interest paid	-	-

Z YACHTS, LLC

NOTES TO FINANCIAL STATEMENTS

(unaudited)

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

The accompanying unaudited interim financial statements of Z Yachts, LLC ("Z Yachts"), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Z Yachts' latest Annual Report filed with the SEC on Form SB-2.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2004, as reported in Form SB-2, have been omitted.

NOTE 2 - SUBSEQUENT EVENT

Z Yachts was converted from a limited liability company to a corporation on April 8, 2005.

In April 2005, Z Yachts issued:

o

6,000,000 shares of common stock as founder shares to each of the three limited liability company members

o

556,650 shares of common stock to several investors for $.70 per share for total cash proceeds of $389,655

o

500,000 shares of common stock valued at $.70 per share or $350,000 to a consultant for services

Dealer Prospectus Delivery Obligation

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 607.0850 of the Nevada Statutes, the Registrant has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best shares of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The By-laws of Z Yachts, Inc. provide that it shall indemnify its directors and officers to the fullest extent permitted by Nevada law.  With regard to the foregoing provisions, or otherwise, Z Yachts, Inc. has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Z Yachts, Inc. will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby.  Items marked with an asterisk (*) represent estimated expenses.

Description	Amount to be Paid

SEC Registration Fee	$ 133
EDGAR Filing Fee	2,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Transfer Agent and Registrar	5,000
Printing and Engraving	2,500
Miscellaneous*	2,500

Total*	$ 52,133

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

During April 2005, the Registrant issued a total of 18,000,000 shares of Common Stock to the Registrant's founders as a result of the conversion of a privately held limited liability company to a corporation and represent their respective interests in the Registrant's predecessor.  These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 145.

Also during April 2005, the Registrant issued a total of 1,056,650 shares to several investors and a consultant for services rendered in transactions that were exempt from registration under Section 4(2) of the Securities Act of 1933 because:

o

None of these transactions involved underwriters, underwriting discounts or commissions;

o

All shares were restricted from further sale or transfer by restrictive legends and applicable stop transfer instructions;

o

No sales were made by general solicitation or advertising;

o

Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment; and

o

All investors either had a previous relationship with the Registrant or were given the opportunity to obtain any additional information.

EXHIBITS

Exhibit No.	Description

2.1	Conversion Agreement dated April 8, 2005 between Z Yachts, LLC, a Florida limited liability company and Z Yachts, Inc., a Nevada corporation

3.1	Articles of Incorporation of Z Yacht, Inc., a Nevada corporation as filed with the Secretary of State of Nevada on April 8, 2005

3.2	By-laws of Z Yacht, Inc., a Nevada corporation

4.1	Form of certificate representing the Common Stock, $.001 par value per share, of Z Yachts, Inc., a Nevada corporation

5.1	Legal opinion of Franklin, Cardwell & Jones regarding the legality of the shares registered pursuant to this registration statement (to be filed by amendment)

10.1	Employment Agreement dated May 1, 2005 between Z Yachts, Inc., a Nevada corporation, and James G. Weller

10.2	Employment Agreement dated May 1, 2005 between Z Yachts, Inc., a Nevada corporation, and Gina F. Weller

10.3	Employment Agreement dated May 1, 2005 between Z Yachts, Inc., a Nevada corporation, and Jason C. Eck.

10.4	DehlerDirect Yacht Listing Agreement dated March 22, 2005 between Z Yachts, LLC, a Florida limited liability company, and Dehler North America, Ltd.

10.5	Z Yachts Manufacturer Direct Program Agreement dated June 23, 2005 between Z Yachts, Inc., a Nevada corporation, and Xtreme Companies, Inc.

10.6	Z Yachts Manufacturer Direct Program Agreement dated June 28, 2005 between Z Yachts, Inc. a Nevada corporation, and Black Hawk U.S.A.

10.7	Service Contract dated March 28, 2005 between Go Public Today, Inc. and Z Yachts, LLC

23.1	Consent of Malone & Bailey, PC

23.2	Consent of Franklin, Cardwell & Jones (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the Signature Page)

UNDERTAKINGS

The Registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)

Include any additional or changed material information on the plan of distribution;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof; and

(3)

To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Alpharetta, State of Georgia on August 10, 2005.

Z YACHTS, INC.

By: /s/ James Weller
Name: James Weller
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following individuals in the capacities and on the date indicated.  Each person whose signature appears below constitutes and appoints James G. Weller his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ James G. Weller James G. Weller	Chief Executive Officer, President and director (Title)	August 10, 2005 (Date)

/s/ Regina F. Weller Regina F. Weller	Chief Financial Officer, Secretary and director (Title)	August 10, 2005 (Date)

/s/ Jason C. Eck Jason C. Eck	Chief Operating Officer, Vice President and director (Title)	August 10, 2005 (Date)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Conversion Agreement dated April 8, 2005 between Z Yachts, LLC, a Florida limited liability company and Z Yachts, Inc., a Nevada corporation

3.1	Articles of Incorporation of Z Yacht, Inc., a Nevada corporation as filed with the Secretary of State of Nevada on April 8, 2005

3.2	By-laws of Z Yacht, Inc., a Nevada corporation

4.1	Form of certificate representing the Common Stock, $.001 par value per share, of Z Yachts, Inc., a Nevada corporation

5.1	Legal opinion of Franklin, Cardwell & Jones regarding the legality of the shares registered pursuant to this registration statement (to be filed by amendment)

10.1	Employment Agreement dated May 1, 2005 between Z Yachts, Inc., a Nevada corporation, and James G. Weller

10.2	Employment Agreement dated May 1, 2005 between Z Yachts, Inc., a Nevada corporation, and Gina F. Weller

10.3	Employment Agreement dated May 1, 2005 between Z Yachts, Inc., a Nevada corporation, and Jason C. Eck.

10.4	DehlerDirect Yacht Listing Agreement dated March 22, 2005 between Z Yachts, LLC, a Florida limited liability company, and Dehler North America, Ltd.

10.5	Z Yachts Manufacturer Direct Program Agreement dated June 23, 2005 between Z Yachts, Inc., a Nevada corporation, and Xtreme Companies, Inc.

10.6	Z Yachts Manufacturer Direct Program Agreement dated June 28, 2005 between Z Yachts, Inc. a Nevada corporation, and Black Hawk U.S.A.

10.7	Service Contract dated March 28, 2005 between Go Public Today, Inc. and Z Yachts, LLC
15.1	Letter of Malone & Bailey, PC regarding awareness of the use of unaudited interim financial information

23.1	Consent of Malone & Bailey, PC

23.2	Consent of Franklin, Cardwell & Jones (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the Signature Page)